                                                                    EXHIBIT 99.2

                                   SCHEDULE II

                          CRUM & FORSTER HOLDINGS CORP.
        CONDENSED FINANCIAL INFORMATION OF CRUM & FORSTER HOLDINGS CORP.
                                  BALANCE SHEET

                                                                                                       DECEMBER 31,
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)                                                     2001             2002
                                                                                      ------------      ----------
ASSETS
Cash and cash equivalents                                                              $     830        $        5
Investment in consolidated subsidiaries                                                  725,286           972,250
                                                                                       ---------        ----------
   Total investments                                                                     726,116           972,255
Deferred income taxes                                                                     16,517             9,967
Other assets                                                                                 591                 -
                                                                                       ---------        ----------
   Total assets                                                                        $ 743,224        $  982,222
                                                                                       =========        ==========

LIABILITIES
Accounts payable and other liabilities                                                 $  23,619        $    3,058
                                                                                       ---------        ----------

STOCKHOLDER'S EQUITY
Common stock, $0.01 par value: 1,000 shares authorized
   100 issued and outstanding                                                                  -                 -
Additional paid-in capital                                                               748,424           748,735
Accumulated other comprehensive (loss) income, net of tax                                (84,865)           26,663
Retained earnings                                                                         56,046           203,766
                                                                                       ---------        ----------
    Total stockholder's equity                                                           719,605           979,164
                                                                                       ---------        ----------
    Total liabilities and stockholder's equity                                         $ 743,224        $  982,222
                                                                                       =========        ==========

The condensed financial statements of Crum & Forster Holdings Corp. should be read in conjunction with the consolidated financial statements and accompanying notes of Crum & Forster Holdings Corp. included elsewhere herein.

                                   SCHEDULE II

                          CRUM & FORSTER HOLDINGS CORP.
        CONDENSED FINANCIAL INFORMATION OF CRUM & FORSTER HOLDINGS CORP.
                             STATEMENT OF OPERATIONS

                                                                                             YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                                            2000            2001                 2002
                                                                         -------        ---------            --------
REVENUE
Equity in the net earnings (loss) of subsidiaries                        $73,379        $(105,563)           $135,436
Net investment income                                                        127               83                   5
Realized investment gains                                                      -                -                  46
Other income                                                                   -                -              21,967
                                                                         -------        ---------            --------
    Total revenue                                                         73,506         (105,480)            157,454

EXPENSES
Other expenses                                                             2,894            1,546               3,229
                                                                         -------        ---------            --------
Income (loss) before income taxes                                         70,612         (107,026)            154,225

Income tax (benefit) expense                                                (968)            (517)              6,505
                                                                         -------        ---------            --------
NET INCOME (LOSS)                                                        $71,580        $(106,509)           $147,720
                                                                         =======        =========            ========

The condensed financial statements of Crum & Forster Holdings Corp. should be read in conjunction with the consolidated financial statements and accompanying notes of Crum & Forster Holdings Corp. included elsewhere herein.

                                   SCHEDULE II

                          CRUM & FORSTER HOLDINGS CORP.
        CONDENSED FINANCIAL INFORMATION OF CRUM & FORSTER HOLDINGS CORP.
                             STATEMENT OF CASH FLOWS

                                                                                                         YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                                                              2000          2001           2002
                                                                                            --------     ---------      ---------
OPERATING ACTIVITIES:
Net income (loss)                                                                           $ 71,580     $(106,509)     $ 147,720
Adjustments to reconcile income (loss) to net cash used in operating activities:
      Equity in the net (earnings) loss of subsidiaries                                      (73,379)      105,563       (135,436)
      Other, net                                                                              (6,461)       (9,930)       (13,420)
                                                                                            --------     ---------      ---------
           Total adjustments                                                                 (79,840)       95,633       (148,856)
                                                                                            --------     ---------      ---------
           Net cash used in operating activities                                              (8,260)      (10,876)        (1,136)
                                                                                            --------     ---------      ---------
INVESTING ACTIVITIES:
Dividends from subsidiary                                                                     56,665             -              -
Capital contribution to subsidiary                                                           (50,800)            -              -
                                                                                            --------     ---------      ---------
      Net cash provided by investing activities                                                5,865             -              -
                                                                                            --------     ---------      ---------
FINANCING ACTIVITIES:
Capital contributions from parent                                                             59,351         9,073            311
Dividends to parent                                                                          (56,665)            -              -
                                                                                            --------     ---------      ---------
      Net cash provided by financing activities                                                2,686         9,073            311
                                                                                            --------     ---------      ---------
      Net change in cash                                                                         291        (1,803)          (825)
Cash and cash equivalents, beginning of year                                                   2,342         2,633            830
                                                                                            --------     ---------      ---------
Cash and cash equivalents, end of year                                                       $ 2,633     $     830      $       5
                                                                                            ========     =========      =========

Supplemental Cash Flow Information:
  Income taxes paid to parent                                                                 $   13     $     -        $      -
                                                                                            ========     =========      =========

The condensed financial statements of Crum & Forster Holdings Corp. should be read in conjunction with the consolidated financial statements and accompanying notes of Crum & Forster Holdings Corp. included elsewhere herein.